U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                  Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                        Date of Report:  February 3, 2006
                             ISA INTERNATIONALE, INC.
           (Exact name of registrant as specified in its charter)
                     Commission File Number:  001-16423

       Delaware                              41-1925647
(State of Incorporation)               (IRS Employer ID. No.)

2560 Rice Street                          (651) 489-6941
St. Paul, MN 55113                (Registrant's telephone number)
(Mailing address of registrant)

Item 402. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

ISA Internationale Inc. (ISA) filed its annual 10KSB report for the year ended September 30, 2005 on January 13, 2006 without the permission of its previous accountant, Stonefield Josephson Inc., to include their previous Accountant's Report in the 10KSB, due to a communication misunderstanding between ISA Internationale Inc., Stonefield Josephson Inc. and the ISA's new auditors, DeJoya Griffith & Company, CPA's. The permission to file was received from Stonefield Josephson Inc. on February 3, 2006 and no changes were requested by Stonefield Josephson Inc. to be made to the 10KSB that was previously filed by ISA Internationale Inc. on January 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2006

ISA INTERNATIONALE, INC.

/s/ Bernard L. Brodkorb, Jr.
President and CEO